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                                                                   EXHIBIT 10.20

                           REAL ESTATE SALES CONTRACT
                                  (INDUSTRIAL)

         1. AMI Partners, L.L.C., an Illinois limited liability company, or nominee, ("Purchaser") agrees to purchase at a price of $2,000,000.00 on the terms set forth herein, the following described real estate in West Chicago, DuPage County, Illinois:

                  LOT 2 IN WESCOM RESUBDIVISION OF LOT 13, BEING A RESUBDIVISION OF LOT 13 IN WESCOM INDUSTRIAL PARK, BEING A SUBDIVISION OF PART OF THE SOUTH 1/2 OF SECTION 5, TOWNSHIP 39 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED MARCH 31, 1988 AS DOCUMENT R88-031329, IN DUPAGE COUNTY, ILLINOIS.

commonly known as 475 Industrial Drive, West Chicago, Illinois (herein called the "Premises"), with approximate lot dimensions of 500.17 ft. x 500.17 ft., improved with a one and 2 story industrial building presently used by Seller in its circuit board manufacturing business, together with the following property presently located thereon: All personal property presently on the premises and used in the operation of the premises, including but not limited to supplies, equipment and materials and all heating, cooling, plumbing and electrical fixtures, as well as the following specific items:

         2. M-Wave, Inc., a Delaware corporation, ("Seller") agrees to sell the real estate and the property described above, at the price and terms set forth herein, and to convey or cause to be conveyed to Purchaser or nominee title thereto by a recordable warranty deed, subject only to real estate taxes for the year 2003 and subsequent years, (a) covenants, conditions and restrictions of record disclosed on Chicago Title Insurance Company owner's title insurance policy No. 1410002002518UL; (b) private, public and utility easements and roads and highways, if any; and (c) special taxes or assessments for improvements not yet completed, if any. At closing Seller shall deliver a proper bill of sale conveying to Purchaser all the above items of Personal Property owned by Seller that are located on the Premises (the "Personal Property").

         3. Purchaser will pay no earnest money toward the purchase price, and shall pay the total amount of the purchase price plus or minus prorations, at the time of closing.

         4. The time of closing shall be on January 27, 2004, or on the date, if any, to which such time is extended by reason of paragraph 9 on the conditions and stipulations hereafter becoming operative (whichever date is the later) unless subsequently mutually agreed otherwise, at the title company issuing the title insurance for the transaction, or the mortgage lender, if any, provided title is showing to be good or is accepted by the Purchaser. Possession shall be simultaneous with closing.

         5. Seller agrees to pay all brokers' commissions, if any relating to this sale and to indemnify and hold Purchaser harmless for any and all commissions. Purchaser warrants it has not used any broker.

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         6.       [If applicable: The earnest money shall be held
by_________________, for the mutual benefit of the parties, interest to accrue to Purchaser. Until the inspection and contingency periods set forth herein have all expired, the earnest money shall be disbursed upon the signature of Purchaser's attorney only without consent of Seller or Seller's attorney].

         7. A duplicate original of this contract, duly executed by the Seller and its beneficiaries, if any, shall be delivered to the Purchaser by 5:00 p.m. on January____, 2004, otherwise, at the Purchaser's option, this contract shall become null and void and the earnest money shall be refunded to the Purchaser.

         8. Seller shall deliver or cause to be delivered to Purchaser or Purchaser's agent, at Seller's expense, not less than 10 days prior to the time of closing, a title commitment for an owner's ALTA title insurance policy issued by a Title Company acceptable to Purchaser in the amount of the purchase price, covering title to the real estate on or after the date hereof, showing title in the intended grantor subject only to (a) the title exceptions set forth in paragraph 2 above, and (b) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which shall be removed by Seller by the payment of money at or before the time of closing and which the Seller may so remove at or before that time by using the funds to be paid upon the delivery of the deed (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions as therein stated. Seller also shall furnish Purchaser with an affidavit of title in customary form covering the date of closing and showing title in Seller subject only to the permitted exceptions in foregoing item (a) and (b) if any, as to which the title insurer commits to extend insurance in the manner specified in paragraph 9 below. The title policy shall include, at Seller's sole expense and obligation, Location Note, Environmental Lien Endorsement, 3.1 Zoning Endorsement with parking and Extended Coverage. The title policy shall also affirmatively insure:

         (i) Purchaser's unrestricted right to use any appurtenant easements;

         (ii)     contiguity of any parcels comprising the Premises; and

         (iii) that the Premises has the benefit of direct ingress and egress, both pedestrian and vehicular, to and from a public highway.

         Notwithstanding anything in this paragraph 8, paragraph 9 below or elsewhere in this contract, Seller shall obtain the following endorsements from the title insurance company all at Seller's expense:

                  (1) Endorsement waving general exception numbers 1-5 pertaining to the general exceptions set forth on Schedule B

                  (2)      A creditors' rights endorsement.

                  (3) The above zoning endorsement insuring that among other things that the land is classified as zone "M" Manufacturing District and setting forth the uses in such district.

                  (4) Location endorsement - contiguity to street - endorsement 6.

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                  (5)      Location endorsement re survey - endorsement 5.

                  (6)      PIN endorsement - endorsement 1.

         All of said endorsements are presently attached to the policy No. 1410002002518UL and shall be in the same or expanded form.

         9. If the title commitment discloses unpermitted exceptions, Seller shall have 5 days from the date of delivery thereof to have the exceptions removed from the commitment or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions, and, in such event, the time of closing shall be 10 days after delivery of the commitment but not later than the time specified in paragraph 4. If Seller fails to have the exceptions removed, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions within the specified time, or to obtain the endorsement and coverage described above, Purchaser may terminate this contract or may elect, upon notice to Seller within 10 days after the expiration of the 10-day period, to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Purchaser does not so elect, this contract shall become null and void without further action of the parties and all earnest money and interest accrued thereon shall be immediately returned to Purchaser.

         10. Rents, water and other utility charges, fuels, prepaid service contracts, general real estate taxes, and other similar items, shall be adjusted ratably as of the time of closing. The amount of the current real estate taxes not then ascertainable shall be adjusted on the basis of 110% of the most recent ascertainable taxes. The real estate taxes shall be re-prorated immediately upon issuance of the actual bills.

         All prorations are final unless otherwise provided herein. Existing leases, if any, shall be terminated as of the closing date. Seller shall pay the amount of any stamp tax imposed by state, county or local law on the transfer of the title, and shall furnish a completed Real Estate Transfer Declaration signed by the Seller or the Seller's agent in the form required pursuant to the Real Estate Transfer Tax Act of the State of Illinois, and shall furnish any declaration signed by the Seller or the Seller's agent or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax. Such tax required by local ordinance shall be paid by the Seller.

         Seller shall comply with all requirements of the City of West Chicago, including but not limited to obtaining an occupancy inspection.

         11. Except as provided below in this Paragraph, risk of loss until the Closing Date shall be borne exclusively by the Seller. In the event of damage or destruction to all or part of the premises, the replacement or restoration cost of which exceeds Fifty Thousand Dollars ($50,000) (the "Material Damage"), the Purchaser shall have the option of (i) terminating this Agreement by written notice to Seller delivered within twenty (20) days after the casualty; or (ii) accepting the Premises, together with an assignment by the Seller of all of the Seller's rights under policies of insurance upon the premises covering such damage or destruction, the Seller to pay the amount of any deductible on the insurance. If Purchaser fails to deliver to Seller such written notice within the twenty (20) day period, Purchaser shall be conclusively deemed to have elected to terminate this Agreement. Notwithstanding anything herein contained to the contrary, in the event that the

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Purchaser elects to terminate this Agreement pursuant to this Paragraph then all funds paid or deposited by the Purchaser shall be returned to the Purchaser, and the Seller shall pay all title and escrow costs incurred under this Agreement.
In the event that the damage or destruction to the Premises is less than Material Damage, the Purchaser may not terminate this Agreement; provided, however, the Seller shall assign all of the Seller's rights under policies of insurance upon the Premises covering such damage or destruction and the Seller to pay the amount of any deductible on the insurance.

         In the event of a taking prior to closing of all or any portion of the Premises by reason of eminent domain, or deed in lieu thereof, the Purchaser shall have the option of (i) terminating this Agreement, or (ii) accepting the Premises together with an assignment by Seller of all of Seller's rights to the proceeds of such taking or deed in lieu thereof. Notwithstanding anything herein contained to the contrary, in the event that the Purchaser elects to terminate the Agreement pursuant to this Paragraph, then all funds paid or deposited by the Purchaser shall be returned to the Purchaser, and the Seller shall pay all title, survey and escrow costs incurred under this Agreement.

         12. If this contract is terminated without Purchaser's fault, the earnest money and all interest accrued thereon shall be returned immediately to the Purchaser without waiving any other rights of Purchaser. If the termination is caused by the Purchaser's fault, then upon notice to the Purchaser, the earnest money, if any, shall be forfeited to the Seller as full and complete liquidated damages. Seller waives all other damages.

         13. This sale shall be closed in a "New York Style" closing through an escrow with the Title Company with such special provisions inserted in the escrow agreement as may be required to conform with this contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of purchase price and delivery of deed shall be made through the escrow and this contract and the earnest money shall be deposited in the escrow. The cost of the escrow shall be divided equally between the parties.

         14. Time is of the essence of this contract. Seller understands that Purchaser's mortgage commitment will expire on January 15, 2004.

         15. All notices herein required shall be in writing and shall be served on the parties and their attorneys at the addresses following their signatures. The mailing of a notice by certified or registered mail, return receipt requested, Federal Express or United Parcel Service, Facsimile or personal delivery, whether accepted or not, shall be sufficient service.

         16. Purchaser and Seller hereby agree to make all disclosures and do all things necessary to comply with the applicable provisions of the Real Estate Settlement Procedures Act of 1974. In the event that either party shall fail to make appropriate disclosure when asked, such failure shall be considered a breach on the part of said party.

         17. Seller represents that it is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said Section. Seller will furnish Purchaser at closing the Exemption Certification set forth in said Section.

         18.      (a)      This contract is subject to Purchaser's physical
         inspection of the Premises

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         with an engineer, architect or other representative of Purchaser within
         20 days of Seller's acceptance of this contract. If within said 20 day period Purchaser or Purchaser's representative in Purchaser's sole discretion is unsatisfied with the condition of the Premises the Purchaser shall have the right to terminate this contract and all earnest and interest earned thereon shall be immediately returned to Purchaser.

                  (b) This contract is subject to Purchaser's or its lender's environmental inspection of the Premises including a Phase I EPA study at Seller's expense within 20 days of Seller's acceptance of this contract. If within said 20 day period Purchaser or lender in Purchaser's or lender's sole discretion is unsatisfied with the Phase I Report then Purchaser shall have the right to terminate this contract and immediately receive all earnest money and interest earned thereon. If in Purchaser's sole discretion the results of the Phase 1 study require a Phase II study, and if Purchaser has not terminated this contract then this contingency shall be extended an additional 30 days and the closing date shall also be extended an additional 30 days.

                  (c) This contract is subject to Purchaser's confirmation within 20 days of acceptance that the Premises is zoned for a circuit board manufacturing business. If within said 20 day period Purchaser determines that the Premises is not zoned for a circuit board manufacturing business, Purchaser shall have the right to terminate this contract and immediately receive all earnest money and interest earned thereon.

         19. The Seller hereby grants to the Purchaser the right to enter the Premises, during Seller's regular business hours and upon reasonable advance notice to Seller specifying the type and extent of investigations to be conducted, for the purpose of conducting its inspections, tests and studies. The right granted hereunder shall include, without limitation, the right to conduct soil borings and other geological, environmental, engineering or architectural studies including, without limitation, Phase I and Phase II environmental audits and a wetlands study; to inquire regarding the status of zoning and the availability of utilities; and to examine the building structure, building foundation, roof and all fixtures, equipment, mechanical systems, electrical systems, plumbing systems, heating systems, air conditioning systems and other portions of the Premises deemed necessary by the Purchaser, in the Purchaser's sole discretion. Purchaser shall not perform any soil borings or investigations which would damage the Premises without Seller's prior consent, which consent shall not be unreasonable withheld. The Seller agrees to cooperate with the Purchaser, and to cause its agents, and employees to cooperate with the Purchaser, in connection with the rights granted pursuant to this Paragraph 19.

         Notwithstanding anything herein contained to the contrary, Purchaser's investigations, tests, and studies, shall not be deemed to limit in any way the scope or applicability of the Seller's representations and warranties contained in this Agreement.

         20. Purchaser shall be entitled to a walk through inspection 48 hours prior to Closing to determine that the improvement on the Premises and all heating, cooling, ventilating, roof, lighting, and plumbing system, and all fixtures, systems, appliances and Personal Property located in or on the premises are in good working condition and repair. If at the time of Purchaser's walk through inspection Purchaser is dissatisfied as to any of the above items, Purchaser shall have the option of declaring this Contract null and void and receiving the return of all earnest money paid plus interest earned thereon or of receiving a credit at Closing for the cost of repairing or replacing

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any of the above unacceptable items.

         21. Seller shall deliver to Purchaser, at Seller's expense, within 5 days of Seller's acceptance of this Contract, an ALTA staked Survey dated after the date of Seller's acceptance, in compliance with the Illinois Land Survey Standards, certified to Purchaser, the Title Company and Purchaser's lender showing, all improvements, easements, building lines existing as of the date of this Agreement and shall show all encroachments onto the Premises and any improvements on the Premises including parking areas encroaching onto adjoining properties and streets, all of which shall be considered survey defects. At closing Seller shall provide an affidavit verifying that no changes in improvements have been made since the date of said survey and shall at its expense obtain title coverage against any loss therefrom. In the event that said survey discloses any defects for which the Title Company is not willing to provide insurance coverage against any loss therefrom, or such loss is covered by insurance but would result in a loss greater than 5% of usable square footage of the improvement on the premises, at Purchaser's option this Contract shall be null and void and Purchaser shall immediately be returned all earnest money paid plus interest earned thereon.

         22. Seller shall deliver to Purchaser at Closing any and all existing surveys, drawings, engineer reports, landscape surveys, and all other related documents in Purchaser's possession with respect to the Premises.

         23.      The Seller represents and warrants as follows:

                  (a) Neither the execution, delivery nor performance of this Agreement (or any instrument or document to be executed or delivered pursuant to the terms hereof) will result in the violation of any contractual obligation of the Seller to any third party; nor will such execution, delivery or performance conflict with, constitute an event of default under, or result in a breach of or violation of the provisions of any agreement or other instrument to which the Seller is a party or by which its properties or assets are bound, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator.

                  (b) There are no outstanding agreements or liabilities of any kind with respect to the Premises which will not be satisfied at Closing.

                  (c) No party other than Purchaser has any claim to the Premises by reason of any purchase agreement, option to purchase, right of first refusal, land installment contract, lease or other similar agreement or instrument entered into by Seller.

                  (d) The Seller owns the Personal Property free and clear of any and all liens and encumbrances whatsoever, or other matters of any nature affecting title, and the Seller has good right to sell the Personal Property. Seller shall deliver UCC searches to Purchaser, at Seller's expense, at closing indicating that there are no liens against such Personal Property.

                  (e) To Seller's knowledge, no Hazardous Substances have been used, manufactured, released, treated, stored or disposed of beneath, on or at the Premises or off-

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         site by Seller so as to affect the Premises. The term "Hazardous
         Substance" includes, without limitation, those substances included within the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," or "Solid Waste" in any Environmental Law, and oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and lead-based paint. The term "Environmental Law" includes any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et seq. To Seller's knowledge, the Premises is not subject to any federal, state or local liens, proceedings, claims, liability or action, or the threat or likelihood thereof, for the clean-up, removal or remediation of any Hazardous Substance from the Premises pursuant to any Environmental Law.

                  (f) Seller has received no notice of any condemnation or appropriation proceeding affecting the Premises or to Seller's knowledge, is any such proceeding threatened.

                  (g) There are no assessments, which have become a lien against the Premises, or any mechanic's or materialmen's liens filed or threatened against the Premises, and no work has been performed by Seller or materials provided for Seller for which a lien could be filed.

                  (h) Seller has received no notice of any suits, actions or proceedings pending or to Seller's knowledge, threatened against or concerning the Premises.

                  (i) All roadways and public utilities, including, without limitation, sanitary and storm sewers, water, gas, electric and telephone lines, necessary for the present operation of the Premises are available at the perimeter of the Premises, are in good operating condition and are of sufficient capacity for the current use of the Premises. To Seller's knowledge, all permits and easements required in connection therewith have been obtained and filed of record.

                  (j) To Seller's knowledge, there are no boundary disputes with owners or tenants of adjacent properties.

                  (k) To Seller's knowledge, there are no gas, oil or water wells or mine shafts on the Premises, and no party has a right to install any of the foregoing. To Seller's knowledge, there are no sinkholes on the Premises or any site conditions which my give rise to a sinkhole on the Premises.

                  (1) All improvements, including, without limiting the generality of the foregoing, all mechanical, electrical, plumbing, heating and cooling systems, water tanks, septic systems, roofs, structural components and equipment, and every major item of Personal Property, are in good working order and condition and free from leaks and will be so at the time of closing and if not will be repaired at Seller's expense prior to closing.

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                  (m)      Seller has received no notices from any insurance
         company of any defects or inadequacies in the Premises or any part of the Premises which would adversely affect the insurability of the Premises, and to Seller's knowledge, the Premises complies with all requirements of any insurance carriers of the Premises.

                  (n) That the Seller or any agent of the Seller does not employ any union employees at the Premises and there are no contracts or disputes with any union employees in respect to the Premises.

                  (o) As of the date of Seller's acceptance and as of the date of Closing, that there are no underground storage tanks of any kind located in or on the Premises.

                  (p) The Premises has not flooded, experienced any roof leakages, or any termite infestation with the last 5 years.

                  (q) The Premises is not currently in violation of any zoning regulations and is not a permitted non-conforming use.

                  (r) Seller hereby warrants and represents that the real estate and the improvements thereon are in compliance and will be in compliance at closing with the Americans With Disabilities Act.

                  (s) That the general real estate taxes for the year 2002 were $56,046.20 and that the assessed value of the real estate as improved for that year was approximately $661,000.

                  (t) There are no current obligations burdening the property by a "Recapture Agreement" which will bind the Purchaser or the property after the closing.

                  (u) Seller warrants that no part of the improvements on the Premises lie within any Flood Plain.

         24. Seller shall deliver and assign to Purchaser all warranties relating to the improvements on the Premises and Personal Property being sold hereunder.

         25. Seller warrants that Seller, its officers, its beneficiaries or agents have received no notices from the local, state, or United States or other governmental authority of zoning, building, fire, health code, or environmental violations in respect to the Premises that have not been heretofore corrected. Seller warrants that the Premises is, as of Seller's acceptance and shall be as of the date of closing, free from any violations of any environmental laws or ordinances and Seller shall indemnify and hold Purchaser harmless from any claims, causes, actions, damages and attorneys fees brought or incurred as a result thereof.

         26. The parties hereto represent and warrant that they have authority to enter into this Agreement and perform its terms and that their respective Boards of Directors have unanimously approved this Agreement and the Sale of the Real Estate and Personal Property by Seller and their purchase by Purchaser, respectively. Seller shall deliver at closing a certified copy of its Board of Directors resolution approving this Agreement and the said sale.

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         27.      All provisions and warranties contained in this Agreement
shall be remade at and survive the closing of this transaction contemplated herein.

         28. Either party may elect to close this transaction as an Internal Revenue Service Code Section 1031 trade and each party agrees to reasonably cooperate with the other party and to execute all documents necessary to effect said trade.

         29. Between the date of this Agreement and the Closing Date, the Seller agrees that it will:

                  (a) manage and operate the Premises only in the ordinary and usual manner, maintain in full force and effect until the closing date the insurance policies (and renewals thereof) presently insuring the Premises;

                  (b) at its expense, maintain the Premises in its present order and condition, and deliver the Premises on the closing date in substantially the same condition it is in on the date of this Agreement, reasonable wear and tear excepted;

                  (c) give prompt notice, by telephone, telegram or telecopy, of any fire or other casualty affecting the Premises after the date of this Agreement;

                  (d) deliver to the Purchaser, promptly after receipt by the Seller, copies of all notices received by the Seller relevant to any of the Premises, including, without limitation, notices of violation issued by governmental authorities with respect to the Premises received by the Seller after the date of this Agreement;

                  (e) promptly notify the Purchaser of any material change in the facts underlying any representation or warranty and of any material change in the condition or status of the Premises.

         30. Between the date of this Agreement and the closing date, the Seller agrees that, without the Purchaser's written consent in each case, it will not:

                  (a) grant, modify, create, assume or permit to exist any mortgage, lien, encumbrance, easement, covenant, condition, right of way or restriction upon the Premises other than those presently existing or voluntarily take any action adversely affecting the title to the Premises as it exists on the date of this Agreement;

                  (b) remove any Personal Property unless the same is replaced with a similar item of equal or better quality prior to Closing Date.

         31. In the event of the breach of any representation or warranty contained herein by either party, the party committing the breach shall indemnify and hold harmless the other party for all damages, liabilities, penalties, fines, assessments, interest, judgments, claims, construction costs, restoration costs, removal costs, loss of rents, other costs, and attorney fees resulting from such breach. The Seller acknowledges that the representations and warranties made by it in this Agreement are a material inducement for Purchaser to enter into this Agreement.

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         32.      The respective attorneys for Purchaser and Seller shall have 7 business days from Seller's acceptance to approve or disapprove of this Contract, other than the purchase price. If within 7 business days of Seller's acceptance written agreement on the proposed modifications cannot be reached, this Contract shall be null and void and any Earnest Money immediately returned to Purchaser.

         33. This Contract is subject to the condition that Purchaser procure by January 15, 2004, , an unconditional mortgage commitment for a loan to be secured by a mortgage on the Premises in accordance with the terms of the American Chartered Bank loan proposal dated November 7, 2003, and which commitment shall remain in affect until the closing. In the event Purchaser does not receive such mortgage for any reason, this Contract shall be null and void and Purchaser shall receive the immediate return of any earnest money.

         34. This Contract is also subject to the condition that AMI Partners, L.L.C. by closing date, enter into a mutually acceptable lease for the second floor of the Premises with M-Wave Inc subject to the closing of this purchase of the Premises. The lease shall be a triple net lease meaning that M-Wave shall pay one-half (1/2) of all costs and expenses in maintaining the premises including but not limited to repairs, replacements, real estate taxes, snow removal, utilities, and in addition shall pay the Lessor as rent the sum of $6,326 per month each month in advance. The lease shall be for a period of 5 years and M-Wave shall post an amount equal to two (2) months rent as a security deposit to guarantee its performance of the lease which amount shall not be offset by M-Wave in payment of rent and to the extent the security deposit has been used in whole or in part by the Lessor for any obligation of M-Wave, M-Wave shall immediately on demand pay Lessor an amount sufficient to bring the deposit back up to two (2) months rent.

         35. Purchaser is hereby granted the right to terminate this contract without liability to Seller in the event that Purchaser is unable to obtain fire and extended coverage and comprehensive public liability insurance at standard rates for the Premises.

         36. Notwithstanding anything in this Agreement to the contrary Purchaser may assign this Agreement to a third party, but this Agreement may not be assigned by Seller.

         37. Notwithstanding anything in this Agreement to the contrary it is hereby understood and agreed between the parties that Purchaser or its nominee is purchasing the Premises (i) solely in order to enable M-Wave to have sufficient funds in order to repay its loan to Bank One, and M-Wave hereby warrants that the funds to be received from the sale proceeds will be sufficient to enable it to pay the balance of said loan in full, and all costs of this sale and (ii) in order to enable American Standard Circuits Inc., an affiliate of Purchaser to continue manufacturing circuit boards for M-Wave under that certain Interim Strategic Operating Alliance Agreement between American Standard Circuits Inc. and M-Wave, Inc. dated September 2, 2003, which shall be replaced by a final signed Strategic Operating Alliance Agreement by closing. This agreement and the consummation of the purchase by Purchaser of the Premises is conditioned upon the foregoing.

         38. This Contract and all of its terms and provisions shall survive the closing of Purchaser's purchase of the Premises.

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


1/23/04

                                           SELLER:

                                           M-WAVE, INC.

Date: January 28, 2004               By:   /s/ Joseph Turek
                                           ------------------------------------
                                             Joseph Turek, President

                                Address:   475 Industrial Drive
                                           West Chicago, Illinois 60185
                                           Attn: Gordhan Patel
                                    Fax:   (630)562-2430

                                     cc:   Freeborn & Peters
                                           311 S. Wacker Drive - Suite 3000
                                           Chicago, Illinois 60606
                                           Attn: Carl R. Klein, Esq.
                                           (312)360-6571

                                           PURCHASER:

                                           AMI PARTNERS, L.L.C.

Date: January 28, 2004               By:   /s/ Gordhan Patel
                                        ------------------------------------
                                             Gordhan Patel, Manager

                                Address:   c/o American Standard Circuits, Inc.
                                           3615 Wolf Road
                                           Franklin Park, Illinois 60131
                                           Attn: Gordhan Patel
                                  Phone:   (847)455-1500

                                     cc:   Marvin W. Temple
                                           555 Skokie Blvd., Suite 595
                                           Northbrook, Illinois 60062
                                           Phone: (847)480-1020
                                           Fax: (847)4-80-14-14

                                    RIDER TO
                      REAL ESTATE INDUSTRIAL SALES CONTRACT

         This Rider to Real Estate Industrial Sales Contract ("Rider") is dated January _____, 2004 by and between M-Wave, Inc., a Delaware corporation ("Seller) and AMI Partners, L.L.C., an Illinois limited liability company ("Purchaser").

         This Rider is attached to and made a part of that certain Real Estate Sales Contract (the "Contract") dated of even date herewith by and between Seller and Purchaser. To the extent of any conflict between the terms of the Contract and this Rider, the terms of this Rider shall control. All terms herein that are capitalized but not defined shall have the meaning in respect thereof set forth in the Contract.

         R-1 The personal property that is included within the Contract is solely the HVAC equipment and systems at the Premises, and any maintenance supplies.

         R-2 Title at Closing shall be subject to the items set forth in Paragraph 2 of the Contract, with the following corrections and additions thereto:

                  a. The title insurance policy reference shall be changed to Chicago Title Insurance Company Title Insurance Policy No. 002002518 dated November 20, 2000.

                  b.       Additional matters to which title may be subject are:

                           (i) Matters caused by, through or under Purchaser;

                           (ii)     Matters known to Purchaser;

                           (iii) The leases and other matters set forth in or pursuant to the documents executed concurrent with the Contract and this Rider; and

                           (iv) Customary operations contracts in respect of the Premises.

         R-3 The endorsements to be set forth in the title insurance policy issued at Closing will be the same as set forth in the above referred to title insurance commitment except that the creditor's rights endorsement need not be issued, and the survey endorsement need not be issued if Seller delivers at Closing to Purchaser the certificate of Seller that there have been no changes to the Premises or the Improvements thereon since the date shown on North Survey, Ltd. No. 31786 dated June 1, 2000 and revised October 26, 2000. Further, in case Seller delivers such certificate, Seller will not be obligated to provide to Purchaser an updated survey. If Seller fails to deliver the title insurance policy as required herein, or if the title insurer will not accept the Seller's certificate to issue its extended coverage endorsement over Survey matters, then the sole remedy of Purchaser in respect thereto shall be to terminate the Contract, as amended by this Rider, and to terminate the other documents to be executed concurrent herewith, as its sole remedy.

         R-4 All references to earnest money shall be deleted. The following paragraph numbers of the Contract are hereby deleted: 3, 6, 7, 9, 11, 12, 18, 19, 23, 24, 25, 27 - 31, 36,
                  37.

         R-5 Seller has delivered to Purchaser a copy of Seller's most recent environmental report on the Premises. Such report and any other reports or documents ("Reports") heretofore or hereafter provided to Purchaser are for informational purposes only, and shall not constitute an assignment or conveyance by Seller to Purchaser of any rights or interests in, or right to rely upon, such documents or reports or their contents. Seller does not represent that such Reports are complete or accurate. Purchaser shall keep such Reports, and the information in them (and all other reports, documents and information concerning environmental and other matters that it or its consultants, attorneys or other agents (collectively, "Agents") procure or receive in respect of the subject property) confidential (except for Purchaser delivering same to its Agents), unless otherwise authorized by Seller or required by law to divulge. If Purchaser or any of its Agents is required by law to divulge any such reports, documents or information, then Seller shall be given not less than thirty (30) days notice in writing, which notice shall identify the parties by whom and to whom such divulgence is required and the date thereof and the documents, reports or information so required to be divulged. Purchaser shall impose such burden of confidentiality and notification upon its Agents and cause them to abide by same.

         R-6 If Purchaser is not satisfied with the condition of the Premises, or its HVAC and other fixtures, systems or appliances, at the time of Closing, then the sole remedy of Purchaser in respect thereof shall be to terminate the Contract.

         R-7 Seller is selling the Premises without representation or warranty, and except as otherwise set forth in the Contract (as amended hereby) or this Rider, Seller shall have no obligation to make any repairs, pay for any environmental or other inspections or reports, or do or perform any environmental or other work in or on or under the Premises. Seller also shall not be responsible for any violations of laws or ordinances. Without limiting the generality of the foregoing, Purchaser is relying solely on its own inspection and examination in purchasing the Premises; and is purchasing the Premises on an "as-is" basis and condition with all faults and defects now known or hereafter discovered by Purchaser. Neither Seller nor any of its agents or representatives make any representation or warranty to Purchaser, express or implied, as to (a) the suitability of the Premises for Purchaser's intended use, or any particular purpose or the merchantability thereof, (b) the profitability of the operation of the Premises or the income to be derived herefrom, (c) the environmental condition of the Premises, (d) the suitability of the Premises for any and all activities and uses which Purchaser may conduct thereon, including the possibilities for future development of the Premises, (e) the compliance of or by the Premises or their operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body (including without limitation, the federal comprehensive environmental response compensation and liability act (42 U.S.C. Section 9601 et seq.) and other environmental laws, rules or regulations) and any claims made or obligations or liabilities imposed pursuant thereto, (f) the manner or quality of the construction or materials, if any, incorporated into the Premises, (g) the manner, quality, state of repair or lack of repair of the Premises, (h) the presence or absence of hazardous materials at, in, on, under, or adjacent to the Premises or any other environmental matter or condition of the Premises, (i) any other matter with respect to the condition of the Premises, and (j) any tax consequences, favorable or otherwise, resulting from Purchaser's acquisition or operation of the Premises; and all such representations and warranties are hereby expressly disclaimed by Seller, and Purchaser hereby releases Seller from any and all responsibility and liability in respect thereof, including without limitation any claims, causes of action or liability arising out of or relating directly or indirectly to any known or unknown hazardous materials at, in, on, under or adjacent to the Premises. Any representations, warranties or statements made by any agent or representative of Seller, including without limitation any broker, may not be relied upon by Purchaser and do not constitute a part of the Contract or this Rider.

         R-8 Purchaser has satisfied itself as to any required approvals, permits, inspections and licenses from the City of West Chicago in respect of the Premises and the operations thereof. Seller shall have no responsibility in this respect.

         R-9      Seller represents and warrants as follows:

                  a. Neither the execution, delivery nor performance of this Agreement (or any instrument or document to be executed or delivered pursuant to the terms hereof) will result in the violation of any contractual obligation of the Seller to any third party; nor will such execution, delivery or performance conflict with, constitute an event of default under, or result in a breach of or violation of the provisions of any agreement or other instrument to which the Seller is a party or by which its properties or assets are bound, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator.

                  b. No party other than Purchaser has any claim to the Premises by reason of any purchase agreement, option to purchase, right of first refusal, land installment contract, lease or other similar agreement or instrument entered into by Seller.

                  c. To the knowledge of Seller, no written notice of a violation of any Environmental Law has been received by Seller from any governmental authority that has not been corrected. The foregoing representation and warranty is subject to matters known to Purchaser, including without limitation matters contained or referred to in all Reports described in

                           Paragraph R-5 and in the document recorded in the Office of the Recorder of Deeds of DuPage County, Illinois as Document No. R2002-136175. The term "Environmental Law" includes any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
                           Section 6901 et seq., and Hazardous Material
                           Transportation Act, 49 U.S.C. Section 1801, et seq.

                  d. To Seller's knowledge it has received no written notice of any actual or threatened condemnation or appropriation proceeding affecting the Premises.

                  e. There are no assessments, which have become a lien against the Premises, or any mechanic's or materialmen's liens filed or threatened against the Premises, and no work has been performed by Seller or materials provided for Seller for which a lien could be filed.

                  f. To Seller's knowledge, it has received no written notice from its insurance company of any defects or inadequacies in the Premises or any part thereof which would adversely affect the insurability of the Premises.

                  g. To Seller's knowledge, it has received no written notice from any local, state or United States or other governmental authority of any zoning, building, fire, health code or environmental violations in respect of the Premises that have not been heretofore corrected.

         R-10 The parties hereto represent and warrant that they have authority to enter into this Agreement and perform its terms and that their respective Boards of Directors have unanimously approved this Agreement and the Sale of the Real Estate and Personal Property by Seller and their purchase by Purchaser, respectively. Seller shall deliver at closing a certified copy of its Board of Directors resolution approving this Agreement and the said sale.

         R-11 If there shall be any breach of any of the representations and warranties set forth herein and/or in the Contract, as amended hereby, and/or the closing documents, Purchaser shall be required to act, if at all, on said breach by giving notice thereof to Seller within one (1) year after the date hereof and by filing action against Seller in court in respect thereof within one (1) year after the date hereof. Further, there shall be no liability of Seller in respect of any breach of representation and warranty set forth herein and/or the Contract, as amended hereby, and/or the closing documents in respect of claims which together with all other claims pursuant hereto exceed an aggregate of $100,000; and there shall be no liability of Seller in respect of any breach of representation and warranty set forth herein and/or the Contract, as amended hereby and/or the closing documents in respect of claims which together with all other claims in respect thereof do not exceed in the aggregate $5,000. Further, no representation or warranty of Seller hereunder and/or in the Contract, as amended hereby, and/or the closing documents shall be deemed to have been breached if Purchaser closes the purchase and sale contemplated hereby with knowledge by it or its agents of any such breach.

         R-12 It is understood between the parties that the documents listed on Exhibit A attached hereto and made a part hereof are being executed concurrent herewith.

         R-13 Real estate taxes shall be prorated on the basis of 100% of the most recent ascertainable taxes and shall be reprorated upon the basis and on the issuance of the final bill for 2003.

         R-14 The Closing Date set forth in Paragraph 4 of the Contract shall be January 26, 2004.

SELLER:                                 PURCHASER:

M-Wave, Inc.                            AMI Partners, L.L.C.

By: ___________________________         By: ____________________________________
                                               Gurdhan Patel, its ______________

Its: President